Macy’s, Inc. Provides Preliminary First Quarter 2020 Financial Results

•	Diluted loss per share of $(2.10) and Adjusted Diluted loss per share of $(2.03)

•	Reopened stores performing better than anticipated

•	E-commerce trend improved in May; curbside pickup performing well

•	Anticipate exiting Q2 in a clean inventory position

NEW YORK--June 9, 2020-- Macy’s, Inc. (NYSE: M) today provided preliminary sales and earnings results for the first quarter of 2020. Macy's, Inc.'s financial statements for the quarter ended May 2, 2020 are not yet complete; however, certain preliminary estimated financial information is available and is shown in the below financial highlights. These results do not include the non-cash impact of goodwill and long-lived asset impairment charges, which are expected to have a material impact on the company’s reported results. The company will release its first quarter earnings results and hold a related call on July 1, 2020.

Preliminary Financial Highlights

	First Quarter
(All amounts in millions except per share figures)	2020	2019
Income Statement Highlights
Net sales	$3,017	$5,504
Credit card revenues, net	$131	$172
Gross margin (a)	$516	$2,101
Selling, general and administrative expenses	$1,598	$2,112
Operating income (loss) (b)	$(969)	$203
Net income (loss) (b)	$(652)	$136
Earnings (loss) before interest, taxes, depreciation and amortization (b)	$(723)	$446
Diluted earnings (loss) per share (b)	$(2.10)	$0.44

Adjusted Net income (loss) (b)	$(630)	$137
Adjusted Earnings (loss) before interest, taxes, depreciation and amortization (b)	$(689)	$447
Adjusted Diluted earnings (loss) per share (b)	$(2.03)	$0.44

Balance Sheet Highlights	As of May 2, 2020	As of May 4, 2019
Cash and cash equivalents	$1,523	$737
Merchandise inventories	$4,923	$5,498
Merchandise accounts payable	$2,196	$1,950
Total debt	$5,657	$4,721

	13 weeks ended	13 weeks ended
Cash Flow Highlights	May 2, 2020	May 4, 2019
Net cash used by operating activities	$(164)	$(38)
Net cash used by investing activities	$(113)	$(237)
Net cash provided (used) by financing activities	$1,148	$(158)
(a): Gross margin is defined as net sales less cost of sales.
(b): The results for the 13 weeks ended May 2, 2020 include the benefit of tax law changes resulting from the CARES Act, but exclude the impact of the non-cash goodwill and long-lived asset impairment charges, as well as the related tax impact, that are expected to be incurred for such period. While the impairment charges are non-cash items, the impact on our reported results are expected to be material.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“The COVID-19 pandemic significantly impacted our first quarter sales and earnings results, but I am proud of the way our team navigated this difficult period and maintained the business while our stores were closed,” said Jeff Gennette, chairman and chief executive officer. “Our strong digital business sales trend continued throughout May, and it is encouraging to see that as we reopen a store, the digital business in that geography continues to be strong. By June 1, we had approximately 450 stores reopened, with the majority opened in their full format. Our reopened stores are performing better than anticipated. Importantly, we are receiving positive feedback on the curbside pickup experience and our efforts to create a safe and welcoming shopping environment."

“We are seeing strong sell-through of seasonal merchandise, and anticipate that we will exit the second quarter in a clean inventory position. The holiday season will be crucial, and the team is working now to get the right merchandise and assortment in place,” continued Gennette.

Today at 11:00 am ET, Gennette and interim chief financial officer, Felicia Williams, will participate in Cowen and Company’s ‘The New Retail Ecosystem’ virtual conference hosted by managing director and senior equity research analyst, Oliver Chen. Media and investors may access a live video webcast of the presentation at www.macysinc.com/investors. A replay of the webcast will be available on the company’s website.

About Macy's, Inc.
Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers, with fiscal 2019 sales of $24.6 billion. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York. For more information, please visit www.macysinc.com.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the finalization of Macy’s financial statements as of and for the 13 weeks ended May 2, 2020, including the actual amount of the impairment charges that it expects to incur for the period, the effects of the novel coronavirus (COVID-19) on customer demand, its supply chain as well as its consolidated results of operation, financial position and cash flows, Macy's ability to obtain additional financing on commercially acceptable terms or at all, Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
Media - Blair Rosenberg
media@macys.com

Investors - Mike McGuire
investors@macys.com

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods. For the 13 weeks ended May 2, 2020, the financial measures within this section do not include the non-cash impact of goodwill and long-lived asset impairment charges, which are expected to have a material impact on the company’s reported results.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except per share figures)

Earnings (Loss) before Interest, Taxes, Depreciation and Amortization, Net Income (Loss) and Diluted Earnings (Loss) Per Share, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income (loss).

•	Adjusted net income (loss) is reconciled to GAAP net income (loss).

•	Adjusted diluted earnings (loss) per share is reconciled to GAAP diluted earnings (loss) per share.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	May 2, 2020	May 4, 2019

Net income (loss)	$(652)	$136
Interest expense, net	47	47
Federal, state and local income tax expense (benefit)	(355)	27
Depreciation and amortization	237	236
EBITDA	(723)	446
Restructuring and other costs	34	1
Adjusted EBITDA	$(689)	$447

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share

	13 Weeks Ended		13 Weeks Ended
	May 2, 2020		May 4, 2019

	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Net Income	Diluted Earnings Per Share
As reported	$(652)	$(2.10)	$136	$0.44
Restructuring and other costs	34	0.11	1	—
Income tax impact of certain items identified above	(12)	(0.04)	—	—
As adjusted	$(630)	$(2.03)	$137	$0.44